Exhibit 99.1

Superclick Reports Second Quarter Results

Posts 48.8% year-over-year revenue growth

MONTREAL – (MARKET WIRE) – June 14, 2010 -- Superclick, Inc. (OTCBB:SPCK), a technology leader in IP infrastructure management solutions to the hospitality industry, today announced record financial results for the second quarter ended April 30, 2010.

Key Financial Highlights:

•	Second quarter net revenue was up 48.8% year-over-year and 32.1% quarter-over-quarter

•	Net sales for Q2 2010 were up 96.3% as compared to Q2 2009 and 77% as compared to Q1 2010

•	Second quarter services revenue was up 19.3% year-over year and 5% sequentially to a record $1,065,101

•	Net revenue for the six months ended April 30, 2010 was up 14% as compared to same period of 2009

Financial Results for the Three and Six Months Ended April 30, 2010

Superclick reported revenues of $2,152,921 for the three months ended April 30, 2010, an increase of 48.8% from the $1,447,112 reported for the same period last year. The primary factor impacting revenues for the business was a 96.3% increase on an annualized basis in net sales of $1,087,820. Services revenue, a recurring component of Superclick’s business, increased by 19.3% year-over-year to $1,065,101.

Sandro Natale, CEO and President of Superclick, said, “We are pleased to report a strong performance in the second quarter, reflecting our decision to increase our sales force. We are also stepping up our efforts to expand business into the Middle East and Asia, as well as pursuing opportunities in the healthcare market which we believe are substantial.”

Net revenue for the six months ended April 30, 2009 increased $463,274, or 14% to $3,782,359 as compared to $3,319,085 for the same period last year. Product sales increased 5.3% to $1,616,525 and services revenue increased 22.2% to $2,079,875.

Gross profit for the three months ended April 30, 2010 increased $178,749, or 21% to $1,018,852 as compared to $840,103 for the three months ended April 30, 2009. Gross profit for the six months ended April 30, 2010 increased $71,531, or 4% to $1,861,812 as compared to same period of 2009. The increase in gross profit for the three and six-months ended April 30, 2010 on an annualized basis was primarily driven by an increase in sales. Gross margin for the three and six months ended April 30, 2010 were 47.3% and 49.2%. For the same respective periods last year, gross margins were 58.1% and 53.9%, respectively.

Net income for the three months ended April 30, 2010 was $70,487, or $0.00 per diluted share, compared to net income of $233,038, or $0.00 per diluted share for the second quarter of 2009. For the six months ended April 30, 2010, net income was $220,038, or $0.00 per diluted share, compared to $634,494, or $0.01 per diluted share for the same period last year.

The basic and fully diluted weighted average shares for the second quarter of 2010 were 45,312,251 and 58,620,751, respectively.

During the three months ended April 30, 2010, we had a net increase in cash of $585,841. Total cash resources as of April 30, 2010 weree $2,458,875, compared to $2,192,058 at October 31, 2009.

About Superclick, Inc.

Superclick, Inc. (OTC BB:SPCK.OB - News), through its wholly owned, Montreal-based subsidiary Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS(tm)), Monitoring and Management Application (MAMA(tm)) and Media Distribution System (MDS(tm)) in worldwide hospitality, conference center and event, multi-tenant unit (MTU) and university markets. Current clients include MTU residences and Candlewood Suites®, Crowne Plaza®, Fairmont Hotels and Resorts®, Four Seasons Hotels and Resorts®, Four Points by Sheraton®, InterContinental Hotels Group PLC®, Hilton®, Holiday Inn®, Holiday Inn Express®, Hampton Inn®, Mandarin Oriental Hotel Group ® Marriott®, Novotel®, Radisson®, Sheraton®, Westin® and Wyndham® hotels in Canada, the Caribbean and the United States.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``anticipates,'' ``will'' or ``plans'' to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Michael Cohen
VP Sales
Superclick Networks, Inc.
Office 1-866-271-0333 X334

Investor Relations
American Capital Ventures, Inc.
Richard Hull
Phone: 305-918-7000